CONSENT OF INDEPENDENT AUDITORS



           We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Motorcar Parts & Accessories, Inc. of our report dated May 17, 1996 which is in the annual report on Form 10-KSB for the year ended March 31, 1996.



/s/ Richard A. Eisner & Company, LLP

New York, New York
December 18, 1996